Exhibit 10.2

FIRST AMENDMENT
OF
HANESBRANDS INC. OMNIBUS INCENTIVE PLAN
(As Amended and Restated)
WHEREAS, Hanesbrands Inc. (the “Company”) maintains the Hanesbrands Inc. Omnibus Incentive Plan (As Amended and Restated) (the “Plan”); and
WHEREAS, amendment of the Plan is now considered desirable.
NOW, THEREFORE, by virtue of the power granted to the Company by section 20 of the Plan and the authority delegated to the Compensation Committee of the board of directors of the Company (the “Committee”) by resolutions of the Board of Directors of the Company, the Plan be and it hereby is amended, effective as of July 26, 2016, by substituting the word “maximum” for the word “minimum” where the latter word appears in section 18 of the Plan.
***

1